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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): November 16, 2001




                                  MCY.COM, INC.
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             (Exact name of registrant as specified in its charter)




         Delaware                      0-25167               13-4049302
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 (State or other jurisdiction        (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

2000-1066 West Hastings Street, Vancouver, British Columbia, Canada  V6E 3X2
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:       (604) 601-8360
                                                   -----------------------------

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         Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On November 16, 2001, the Registrant entered into an Agreement and Plan of Reorganization, pursuant to which the Registrant acquired 100% of the issued and outstanding common stock of Carter Hill Venture Ltd. ("Carter Hill") from the two shareholders of Carter Hill, in exchange for an aggregate of 30,000,000 shares of the Registrant's common stock.

Subsequently, the Registrant elected to restructure the transaction whereby, in lieu of acquiring Carter Hill as a wholly-owned subsidiary, the Registrant, through a recently formed subsidiary, MCY.com Investments Inc., acquired only the investment portfolios of Carter Hill's subsidiaries, which are controlled by the two shareholders of Carter Hill. As a result of the restructuring, the transaction does not constitute a business combination because the Registrant did not acquire an ongoing business. Therefore, financial statements and pro forma financial information are not required to be provided in connection with this transaction. However, the acquired assets will be included in the Registrant's consolidated balance sheet to be included in the Form 10-KSB for the year ended December 31, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired. No financial statements will be provided, as such statements are not required, as described above Item 5.

         (b) Pro Forma Financial Information. No pro forma financial information will be provided, as it is not required, as described above in Item 5.

         (c) Exhibits. None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MCY.COM, INC.



                                By: /s/ C.L. Harper
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                                   C.L. Harper, President, Treasurer & Director



Date: February 8, 2002